EXHIBIT 23(G)(V) UNDER FORM N-1A
                                           EXHIBIT 10(G) UNDER ITEM 601/REG. S-K
                       FOREIGN CUSTODY MANAGER AGREEMENT


       AGREEMENT made as of June 23, 2006 between THE HUNTINGTON FUNDS, a statutory trust established under the laws of the State of Delaware (the "Trust"), and THE BANK OF NEW YORK ("BNY").


                              W I T N E S S E T H:

       WHEREAS, the Trust desire to appoint BNY as a Foreign Custody Manager of those portfolios listed on Exhibit A hereto (as it may be amended from time to time) (the "Portfolios") on the terms and conditions contained herein;

       WHEREAS, BNY desires to serve as a Foreign Custody Manager of the Portfolios and perform the duties set forth herein on the terms and conditions contained herein;

       NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Trust and BNY hereby agree as follows:



                                   ARTICLE I.

                                  DEFINITIONS

       Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

       1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Trust.

       2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

       3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

       4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

       5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as it may be amended from time to time.

       6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Trust have given settlement instructions to The Bank of New York as sub-custodian (the "Custodian") under The Huntington National Bank's Foreign Custody Agreement with BNY on behalf of the Trust.


                                  ARTICLE II.


                        BNY AS A FOREIGN CUSTODY MANAGER

       1. The Trust, on behalf of its Board, hereby delegates to BNY, subject to Section (b) of the Rule, the Responsibilities with respect to the foreign assets of the Portfolio.

       2. BNY accepts the Board's delegation of the Responsibilities and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Trust's assets would exercise.

       3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Portfolios' foreign custody arrangements, but in any event no less than quarterly, written reports notifying the Board of the placement of assets of the Portfolios with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Portfolios with any such Eligible Foreign Custodian.


                                  ARTICLE III.


                                RESPONSIBILITIES

       1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Portfolios held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Trust's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Portfolios' assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Portfolios as such specified provisions; (d) monitor pursuant to the
Monitoring System the appropriateness of maintaining the assets of the Portfolios with a particular Eligible Foreign Custodian pursuant to paragraph
(c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Trust whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

       2. For purposes of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.


                                  ARTICLE IV.


                                REPRESENTATIONS

       1. The Trust hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Trust, constitutes a valid and legally binding obligation of the Trust enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Trust prohibits the Trust's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board, or at its delegation, the Portfolios' investment advisor, has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

       2. BNY hereby represents that: (a) BNY is a U. S. Bank as defined in the Rule and is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.


                                   ARTICLE V.


                                 CONCERNING BNY

       1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Trust except to the extent the same arises out of BNY's failure to exercise the care, prudence and diligence required by Section 2 of
Article II hereof. In no event shall BNY be liable to the Trust, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

       2. The Trust shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, arising out of BNY's performance hereunder, provided that the Trust shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

       3. The Trust agrees to reimburse BNY for reasonable out-of-pocket expenses it incurs in connection with its performance of services hereunder.

       4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI.

                                 MISCELLANEOUS

       1. This Agreement constitutes the entire agreement between the Trust and BNY as a foreign custody manager, and no provision in the Foreign Custody Agreement between the Trust and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Foreign Custody Agreement.

       2. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To a Trust:         The Huntington Funds
                    c/o The Huntington National Bank
                    7 Easton Oval
                    Columbus, OH  43219
                    Attention:   Rick  Shea   -  Senior  Vice  President,  Trust
Operations
                    Telephone:   (614) 331-9564
                    Telecopy:    (614) 331-5970

With a copy to:     Victor R. Siclari, Secretary of the Trust
                    c/o Reed Smith LLP
                    Federated Investors Tower
                    1001 Liberty Avenue, 12th Floor
                    Pittsburgh, PA  15222-3779
                    Telephone:   (412) 288-1432
                    Telecopy:    (412) 288-3063

To the Custodian:   The Bank of New York
                    100 Church Street, 10th Floor
                    New York, NY  10286
                    Attention:   Stephen Brunt
                    Telephone:   (212) 635-4944
                    Telecopy:    (212) 635-7424

Such notice, instruction or other instrument shall be deemed to have been sufficiently given to a party if received by that party at its address or telecopy number as set forth above, or at such other address or telecopy number as such party may designate from time to time to the other parties in writing.

       3. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by all parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

       4. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and BNY hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

       5. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Trust and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

       6. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

       7. This Agreement shall terminate simultaneously with the termination of the Foreign Custody Agreement between the Trust and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

       8. The terms of this Agreement shall govern the relationship between the parties from June 23, 2006, until this Agreement is terminated.

       9. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that each such instrument is executed on behalf of the Board of Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust; provided, however, that the Agreement and Declaration of Trust provides that the assets of a particular series of the Trust shall under no circumstances be charged with liabilities attributable to any other series of the Trust and that all persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim.






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       IN WITNESS WHEREOF,  the  Trust  and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                                        THE HUNTINGTON FUNDS




                                        By:  /s/ George M. Polatas

                                        Name:  George M. Polatas

                                        Title:  Vice President










                                        THE BANK OF NEW YORK




                                        By:  /s/ Joseph A. Santangelo

                                        Name:  Joseph A. Santangelo

                                        Title:  Vice President